UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2021

Amtech Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive, Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 967-5146

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASYS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Appointment of Robert C. Daigle to the Board of Directors

Effective August 12, 2021, the Board of Directors (the “Board”) of Amtech Systems, Inc. (the “Company”), acting upon the recommendation of the Nominating and Governance Committee of the Board (the “Governance Committee”), appointed Robert C. Daigle to fill the existing vacancy on the Board.  The Governance Committee will consider Mr. Daigle’s appointment to one or more committees of the Board at a subsequent meeting.  The Board determined that Mr. Daigle is “independent” pursuant to the standards of the NASDAQ Stock Market, applicable rules of the Securities and Exchange Commission, and the Company’s Corporate Governance Guidelines.

Mr. Daigle currently serves as Senior Vice President and Chief Technology Officer of Rogers Corporation (NYSE: ROG), a global leader in engineered materials, including advanced electronic and elastomeric materials that are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, and industrial equipment.  Mr. Daigle joined Rogers Corporation in October of 1988.  During his career at Roger Corporation he has held various management positions, including Vice President and General Manager of the Advanced Circuit Materials Division and Senior Vice President and General Manager of the Power Electronics Division.  He has an MBA from Rensselaer Polytechnic Institute and a Bachelor of Science in Engineering, Chemical Engineering and Materials Engineering from the University of Connecticut.

Mr. Daigle will be compensated for his board service consistent with the compensation arrangements provided to the Board’s other independent, non-management directors, which includes (i) a cash component in the form of an annual cash retainer of $18,000 for service on our Board (paid on the date of the annual meeting of shareholders) and a quarterly meeting fee of approximately $3,400, and (ii) an equity component in the form of an award of options to purchase 6,000 shares of common stock of the Company granted on the date his initial election to the Board and an annual option grant on the day of the Company’s annual meeting of shareholders. Because Mr. Daigle is being appointed after the Company’s 2021 annual meeting of shareholders and before the date of the Company’s next annual meeting for 2022, he will receive a pro-rated amount of the $18,000 annual cash retainer for non-management directors for calendar 2021.

There were no arrangements or understandings between Mr. Daigle and any other persons regarding his appointment to the Board, nor is Mr. Daigle party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

d)  Exhibits.

Exhibit No.	Description

99.1	Press Release announcing the appointment of Robert C. Daigle to the Board of Directors of Amtech Systems, Inc., dated August 12, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: August 12, 2021	By:	/s/ Lisa D. Gibbs
Name: Lisa D. Gibbs
Title: Vice President and Chief Financial Officer